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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of General Cable Corporation on Form S-8 relating to the General Cable Corporation and Subsidiaries Executive Deferred Compensation Plan of our report dated February 7, 1997, except for note 19, for which the date is April 18, 1997, appearing in Amendment No. 3 to Registration Statement No. 333-22961 on Form S-1 of General Cable Corporation dated May 15, 1997.

/s/ DELOITTE & TOUCHE, LLP

Cincinnati, Ohio
July 21, 1997